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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              GRAY TELEVISION, INC.

      Name of Subsidiary             Jurisdiction of Incorporation
---------------------------------    -----------------------------
WVLT-TV, Inc.                                  Georgia
Gray Television Group, Inc.                    Delaware
Gray Publishing, LLC                           Delaware
GrayLink LLC                                   Delaware
Porta-Phone Paging Licensee Corp.              Delaware
Gray MidAmerica Television, Inc.               Delaware
Gray Television Licensee, Inc.                 Delaware
Gray Texas LLC                                 Delaware
Gray Texas LP                                  Delaware